                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                      DQE, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
[LOGO]

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE YEAR 2001

                                                                October 22, 2001

To the Stockholders of DQE, Inc.:

    The Annual Meeting of Stockholders of DQE, Inc. ("DQE") will be held at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, PA 15233 on Thursday, December 20, 2001, at 10:00 a.m., for the following purposes:

(1) To elect two directors to serve until the Annual Meeting in the year 2004;

(2) To ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP ("Deloitte") as independent auditors to audit the books of DQE for the year ended December 31, 2001; and

(3) To consider and act upon other matters that may properly come before the meeting.

    Stockholders of record of DQE Common Stock and DQE Preferred Stock,
Series A (Convertible), at the close of business on October 9, 2001, the record date, are entitled to notice of the Annual Meeting and are entitled to vote at the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

    If you are a stockholder of record as of October 9, 2001, and wish to attend the meeting, please fill in the form at the end of the Proxy Statement and return it with your proxy card so that we can send you an admittance ticket. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain a letter or account statement of your beneficial ownership from the brokerage firm or trustee. Only stockholders with the proper credentials will be admitted to the meeting.

    For further information about DQE, please visit our web site at WWW.DQE.COM.

    We hope you can join us. But whether or not you plan to attend the meeting in person, YOUR VOTE IS IMPORTANT; PLEASE VOTE.

                                          By Order of the Board of Directors,
                                          William J. DeLeo
                                          VICE PRESIDENT--CORPORATE COMPLIANCE
                                          & CORPORATE SECRETARY

                               TABLE OF CONTENTS

Voting and Revocation of Proxies............................      2

Proposals to be Voted:

    Election of Directors...................................      3

    Ratification of Deloitte & Touche LLP as Independent
     Auditors for 2001......................................      3

Board of Directors:

    Directors' Fees and Plans...............................      5

    The Board and its Committees............................      6

Beneficial Ownership Table..................................      8

Audit Committee Report......................................     10

Compensation Committee Report on Executive Compensation.....     10

Performance Graph...........................................     13

Summary Compensation Table..................................     14

Option Grant Table..........................................     15

Option Exercise and Year-End Value Tables...................     16

Retirement Benefits.........................................     17

Other Information...........................................     18

Audit Committee Charter.................................... Appendix A

Ticket Request............................................. Back Cover

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 20, 2001

    We are sending this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors of DQE for the Annual Meeting of Stockholders to be held on Thursday, December 20, 2001. These proxy materials will be first mailed to stockholders on or about October 22, 2001.

    The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders on the preceding page. Each proposal is described in more detail in this Proxy Statement beginning on page 3.

    David D. Marshall retired from DQE and his position as Chairman, President and Chief Executive Officer, on September 14, 2001. At that time, the DQE Board elected Morgan K. O'Brien President and Chief Executive Officer, and a member of the Board.

VOTING AND REVOCATION OF PROXIES

    There were 55,887,708 shares of Common Stock outstanding and entitled to vote at the close of business on October 9, 2001, the record date. Each Common stockholder is entitled to one vote for each whole share held on all matters to be voted upon at the Annual Meeting.

    There were 163,520 shares of DQE Preferred Stock, Series A (Convertible), outstanding and entitled to vote at the close of business on the record date. The holders of Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each Preferred stockholder is entitled to three votes for each whole share held on all matters to be voted upon at the Annual Meeting.

    A majority of the voting power of the outstanding shares, present or represented by proxy, constitutes a quorum for transacting business at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Annual Meeting for purposes of a quorum.

    All stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting means each stockholder has the right to multiply the number of votes to which he or she may be entitled (i.e., one vote per share of Common Stock and three votes per share of Preferred Stock) by the total number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute them among the nominees as the stockholder sees fit. A stockholder's votes for the election of directors by a proxy solicited on behalf of the Board of Directors will be cumulated selectively (at the discretion of the holders of the proxy) among those nominees for whom the stockholder has not withheld authority to vote.

    With respect to Proposal 1, the election of directors, the two people receiving the highest number of votes will be elected as directors of DQE. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Proxies marked as abstaining (including proxies containing broker non-votes) will not be considered as votes cast with respect to this proposal and will not have the same legal effect as a vote "Against" the proposal. The shares represented by the proxy will be voted as you instruct us on the proxy. If you sign and return your proxy without voting instructions, it will be voted "FOR" approval of each nominee for election as director named in this Proxy Statement and "FOR" ratification of the appointment of Deloitte as independent auditors of DQE for the year 2001. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment in respect to such matters.

    You may revoke your proxy at any time before the polls close at the Annual Meeting, but the revocation shall not be effective until written notice has been given to the Corporate Secretary of DQE.

CONFIDENTIALITY

    We keep proxies, ballots, and voting tabulations that identify individual stockholders confidential, except in a contested proxy solicitation or as may be necessary to meet applicable legal requirements. Proxies, ballots, and other voting documents are available for examination only by the judges of election and those associated with processing proxy cards and tabulating the vote, who must agree in writing to comply with our policy of confidentiality.

                             PROPOSALS TO BE VOTED

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    Two directors are to be elected by the stockholders at the year 2001 Annual Meeting. Each will serve until the Annual Meeting in the year 2004 and thereafter until his or her successor is chosen and qualified. We intend to vote proxies solicited on behalf of the Board of Directors for the nominees named on page 4. If, because of events not presently known or anticipated, any nominee is unable to serve or for good cause will not serve, the proxies voted for the election of that director may be voted (in the discretion of the holders of the proxies) for other nominees not named below. Unless otherwise indicated in the biographies, the business positions have been held for the past five years. Duquesne Light Company ("Duquesne Light") is DQE's major subsidiary.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE
                   THE ELECTION OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Action is to be taken at the Annual Meeting of Stockholders to ratify the appointment, by the Board of Directors, of independent auditors to audit the books of DQE and its subsidiaries for the year ended December 31, 2001. The Board recommends the ratification of the appointment of Deloitte as independent auditors for the year 2001.

    Deloitte provided a variety of professional services for DQE and its subsidiaries during 2000. Included were the audit of the annual financial statements of DQE; reviews of quarterly financial statements; services related to filings with the Securities and Exchange Commission and the Federal Energy Regulatory Commission; audits of certain employee benefit plans; and consultations on matters related to accounting and financial reporting. Non-audit services also were provided during 2000, including certain management consulting services and advice, financial information systems design and implementation, and technical assistance relating to corporate tax matters.

    Representatives of Deloitte will be present at the meeting, will have the opportunity to make a statement if they desire, and will also be available to respond to appropriate questions from stockholders in attendance.

    DQE is submitting the appointment of independent auditors for ratification by the stockholders, although ratification is not required. If ratification is not obtained, the Board of Directors will reconsider its appointment of Deloitte.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
          RATIFY THE APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITORS.

NOMINEES FOR DIRECTORS

TERMS EXPIRING IN THE YEAR 2004:


                       DOREEN E. BOYCE, Age 67, Director of DQE since 1989.
      PHOTO            President of the Buhl Foundation (charitable institution for educational and public purposes). Also a director of
                       Microbac Laboratories, Inc. (analytical testing laboratory group), Orbeco Analytical Systems, Inc. (manufacturer of
                       hand held water testing equipment) and Dollar Bank, Federal
                       Savings Bank, and Chair of Franklin & Marshall College Board
                       of Trustees.

                       MORGAN K. O'BRIEN, Age 41, Director, President and CEO since
      PHOTO            September 14, 2001. Chief Operating Officer from
                       August 2000 to September 14, 2001. Executive Vice
                       President--Corporate Development from July 1999 to
                       August 2000. Vice President and Treasurer from
                       September 1997 to July 1999, and Controller from
                       October 1995 to July 1999. Also a director of the United Way of Allegheny County.

STANDING DIRECTORS

    The other members of the Board of Directors currently serving terms expiring as noted are as follows:

TERMS EXPIRING IN THE YEAR 2002:


                       DANIEL BERG, Age 72, Director of DQE since 1989. Institute
      PHOTO            Professor and Acting Director, Services Research and
                       Education Center of Rensselaer Polytechnic Institute. Also a
                       director of Hy-Tech Machine, Inc. (manufacturer of specialty parts and equipment) and Joachim Machinery Company, Inc.
                       (distributor of machine tools), and Chairman of the Board of
                       Crystek Crystal Corporation (manufacturer of high
                       reliability crystals for microprocessors and oscillators).

                       SIGO FALK, Age 66, Director of DQE since 1989. Management of
      PHOTO            personal investments. Chairman of The Maurice Falk Medical
                       Fund and Leon Falk Family Trust. Also Chair of the Chatham
                       College Board of Trustees and a board member of the
                       Historical Society of Western Pennsylvania and the Allegheny
                       Land Trust.


                       ERIC W. SPRINGER, Age 72, Director of DQE since 1989. Of
      PHOTO            Counsel, Horty, Springer & Mattern, P.C. (attorneys-at-law).
                       Also a Trustee of The Maurice Falk Medical Fund, a Trustee
                       Emeritus of Presbyterian University Hospital and the
                       University of Pittsburgh Medical Center, and Past President
                       of the Allegheny County Bar Association.

TERMS EXPIRING IN THE YEAR 2003:

                       ROBERT P. BOZZONE, Age 68, Director of DQE since 1990. A
      PHOTO            Lead Director from August 1996 through June 1999. Chairman of Allegheny Technologies, Inc. (specialty metals
                       production). Also a director of Teledyne
                       Technologies, Inc., The Pittsburgh Foundation, non-executive
                       Chairman of Waterpik Technologies, a trustee of Rensselaer
                       Polytechnic Institute, a life member of ASM International
                       (engineering technical society), and a member of the Greater
                       Pittsburgh Council--Boy Scouts of America Board, and The
                       Salvation Army Advisory Board. Also former Chairman of the
                       Pittsburgh Branch of the Federal Reserve Bank of Cleveland.

                       STEVEN S. ROGERS, Age 44, Director of DQE since 2000.
      PHOTO            Clinical Professor of Finance and Management at the J. L.
                       Kellogg Graduate School of Management of Northwestern
                       University. Also a director of S. C. Johnson & Son, Inc.
                       (manufacturer of household cleaning, personal care and insecticide products) and Supervalu, Inc. (supermarket retailer and food distributor).

DIRECTORS' FEES AND PLANS

    Directors who are employees of DQE or any of its affiliates do not receive fees for their services as directors.

    Directors who are not employees are compensated for their Board service by a combination of an annual grant of DQE Common Stock, options to purchase shares of DQE Common Stock, and cash. The cash component consists of an annual Board retainer of $22,000, payable in twelve monthly installments, and a fee of $1,000 for each Board or Committee meeting attended. The stock component includes an annual grant of stock options in respect of 4,370 shares under the DQE, Inc. Long Term Incentive Plan, and 250 shares of DQE Common Stock. The stock option component was added to further increase directors' stock-based compensation and thus strengthen the link between directors' compensation and stockholder interests. Stock option grants will be made with an exercise price equal to fair market value of the optioned shares on the date of grant, so that no compensation will be realized unless stockholder value also increases.

    New non-employee directors are entitled to receive a one-time grant of up to 4,150 shares of restricted DQE Common Stock that will vest at the rate of 10% per year of service as a director. Dividends on these restricted shares are paid to the recipient only if and when the related restricted shares vest. Unvested shares are forfeited if the recipient ceases to be a director.

    Each non-employee director under the age of 72 may elect under a directors' deferred compensation plan to defer receipt of a percentage of his or her director's remuneration until after termination of service as a director. Deferred compensation may be received in one to ten annual installments commencing, with certain exceptions, on the 15th day of January of the year designated by the director. Interest accrues quarterly on all deferred compensation at a rate equal to a specified bank's prime lending rate.

    As part of its overall program to promote charitable giving, DQE has a Charitable Giving Program for all directors funded by company-owned life insurance policies on the directors. In general, upon the death of a director, DQE will donate up to five hundred thousand dollars, payable in ten equal annual installments, to one or more qualifying charitable organizations recommended by the director and reviewed and approved by the Employment and Community Relations Committee. A director must have Board service of 60 months or more in order to qualify for the full donation amount, with service of less than 60 months qualifying for a pro-rated donation. The program does not result in any material cost to DQE.

    DQE provides Business Travel Insurance to its non-employee directors as part of its Business Travel Insurance Plan for Management Employees. In the event of accidental death or dismemberment, benefits of up to $400,000 per individual are provided. The program does not result in any material cost to DQE.

    Directors can participate in the Duquesne Light Company College Matching Gift Program which provides a dollar-for-dollar match of a gift of cash or securities, up to a maximum of $5,000 per donor during any one calendar year to an accredited, nonprofit, non-proprietary, degree granting college, university, or junior college located within the United States or one of its possessions which is recognized by the Internal Revenue Service as eligible to receive tax-deductible contributions. The program does not result in any material cost to DQE.

THE BOARD AND ITS COMMITTEES

    The DQE Board held seven regular meetings during 2000. Attendance by the directors at Board and Committee meetings in 2000 averaged 97%. Each director attended at least 75% of the meetings of the Board and Committees of which he or she was a member. The Board has standing committees which meet periodically, including the Audit, Compensation, Corporate Governance, Business Development, Employment and Community Relations Committees and an Executive Committee. Actions taken by all Committees of the Board are reported to the full Board.

AUDIT COMMITTEE

    The Audit Committee is composed of four independent directors as defined in the New York Stock Exchange listing standards. The Audit Committee has adopted a written charter, a copy of which is included as Appendix A to this Proxy Statement. The Audit Committee recommends the independent auditors which are appointed by the Board and ratified by the stockholders. The Audit Committee also reviews DQE's financial statements and the related report of the independent auditors and the results of the annual audit. The Audit Committee monitors DQE's system of internal accounting control, the adequacy of the internal audit function, and oversees corporate compliance and ethics. The members are Dr. Berg and Messrs. Bozzone, Rogers, and Springer. The Audit Committee met four times during 2000.

    While evaluating its recommendation of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (together, "Deloitte") as the independent auditor, the Audit Committee considered whether Deloitte's provision of non-audit services was compatible with maintaining its independence. The following paragraphs discuss the fees billed by Deloitte for both audit and non-audit services in 2000.

    AUDIT FEES. Deloitte has billed DQE aggregate fees of $506,200 for professional services rendered for the audit of our annual financial statements for 2000 and the reviews of financial statements for the Quarterly Reports on Form 10-Q filed in 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Deloitte has billed DQE aggregate fees of $4,029,164 for professional services rendered in connection with the operation and supervision of the operational design and implementation of various financial information systems in 2000.

    ALL OTHER FEES. Deloitte has billed DQE aggregate fees of $1,698,304 for all other professional services rendered in 2000.

    All of the hours expended by Deloitte in auditing our financial statements for 2000 are attributable to work performed by full-time, permanent employees of Deloitte.

COMPENSATION COMMITTEE

    The Compensation Committee, composed of three non-employee directors, makes recommendations to the Board regarding compensation and benefits provided to executive officers and members of the Board and the establishment or amendment of various employee benefit plans. The members are Dr. Boyce and Messrs. Bozzone and Falk. The Compensation Committee met twice during 2000.

CORPORATE GOVERNANCE COMMITTEE

    The Corporate Governance Committee replaced the Nominating Committee in January 2000. The Committee reviews and makes recommendations concerning corporate governance policies. The Committee also recommends to the Board candidates for election and reelection to or to fill vacancies on the Board. The Committee considers nominees recommended to it in writing by stockholders and sent to the Corporate Secretary of DQE. The members are Messrs. Bozzone, Falk, and Springer. The Committee met three times during 2000.

BUSINESS DEVELOPMENT COMMITTEE

    The Business Development Committee replaced the Finance Committee in
January 2000. The Committee reviews major financial matters, including the review of all major investments, the review of tax planning and subsidiary performance. The members are Dr. Berg, and Messrs. Falk and Rogers.
Mr. Marshall was a member until September 14, 2001. The Committee met four times during 2000.

EMPLOYMENT AND COMMUNITY RELATIONS COMMITTEE

    The Employment and Community Relations Committee considers social responsibility and employee issues. The members are Dr. Boyce and Mr. Springer. Mr. Marshall was a member until September 14, 2001. The Committee met twice during 2000.

EXECUTIVE COMMITTEE

    The Executive Committee was formed to address matters that arise between regular Board meetings. It has all the power and authority of the Board except as restricted by state law. The members are Messrs. Bozzone and Falk.
Mr. Marshall was a member until September 14, 2001. The Committee did not meet during 2000.

BENEFICIAL OWNERSHIP OF STOCK

    The following table shows all equity securities of DQE beneficially owned, directly or indirectly, as of October 9, 2001, by each director and by each executive officer named in the Summary Compensation Table:

                                                  TOTAL SHARES OF
                                                  COMMON STOCK          SHARES OF COMMON STOCK/
                                                      (1)               NATURE OF OWNERSHIP (2)
Daniel Berg                                            12,059          6,039         VP, IP
                                                                       1,650         Joint, SVP, SIP
Doreen E. Boyce                                        11,114          6,744         VP, IP
Robert P. Bozzone                                      17,065         12,695         VP, IP
Sigo Falk                                              13,165 (3)      7,295         VP, IP
                                                                       1,500         SVP, SIP
Steven S. Rogers                                        8,770 (4)        665         VP, IP
                                                                       3,735         VP
Eric W. Springer                                       13,742 (5)      8,377         VP, IP
Morgan K. O'Brien                                      55,833          4,550         VP, IP
Victor A. Roque                                       133,778            466         VP, IP
                                                                       9,919         Joint, SVP, SIP
William J. DeLeo                                      111,173         21,583         VP, IP
Thomas W. Hubbell                                      14,587          1,615         VP, IP
David D. Marshall                                     312,651         34,173         Joint, SVP, SIP
Directors, Nominees and Executive
  Officers as a Group (14 persons)                    758,591

    None of the individuals named in the table owned beneficially more than one percent of the outstanding shares of DQE Common Stock. The directors and executive officers as a group beneficially owned approximately 1.35 percent of the outstanding shares of DQE Common Stock as of October 9, 2001.

(1) The amounts shown include shares of Common Stock which the individuals have a right to acquire within 60 days of October 9, 2001 through the exercise of stock options granted under the Long-Term Incentive Plan in the following amount: Dr. Boyce 4,370; Messrs. Berg 4,370; Bozzone 4,370; Falk 4,370; Rogers 4,370; Springer 4,370; O'Brien 51,552; Roque 123,393; DeLeo 89,590;
    Hubbell 12,972; Marshall 278,478; and all executive officers as a group:
    633,261 shares.

(2) The term "Joint" means owned jointly with the person's spouse. The initials "VP" and "IP" mean sole voting power and sole investment power, respectively, and the initials "SVP" and "SIP" mean shared voting power and shared investment power, respectively.

(3) 1,500 of these shares are held by a trust for which Mr. Falk is an income beneficiary but not a trustee. In addition, Mr. Falk disclaims beneficial ownership of 150 of these shares, which are held by the Leon Falk Family Trust.

(4) Includes 3,735 shares of restricted stock granted under the DQE, Inc. 1996 Plan for Non-Employee Directors, as amended. These shares are the unvested part of Mr. Rogers' original grant in January 2000, and will vest in increments of 415 shares per year.

(5) Mr. Springer disclaims beneficial ownership of 995 of these shares, which are owned by his wife.

    Messrs. Roque, DeLeo, Hubbell and Marshall also beneficially own 689; 1,139; 1,051 and 1,319 shares, respectively, of Duquesne Light Company Preference Stock, Plan Series A as of October 9, 2001. The Preference shares are held by the Company's Employee Stock Ownership Plan trustee for Duquesne

Light Company's 401(k) Plan on behalf of the Executive Officers, who have voting but not investment power. The Preference shares are redeemable for DQE Common Stock or cash on retirement, termination of employment, death, or disability. Shares outstanding as of October 9, 2001 for the Preference Stock, Plan
Series A are 563,237. Mr. O'Brien does not own any preference shares.

    The directors and executive officers do not own any shares of Duquesne Light Preferred Stock or DQE Preferred Stock, Series A (Convertible).

PRINCIPAL SHAREHOLDERS

    The following table sets forth, to the knowledge of DQE, the beneficial owners, as of

October 9, 2001, of more than 5% of the outstanding shares of DQE Preferred
Stock:

                                                                PREFERRED STOCK OWNED BENEFICIALLY
                                                                -----------------------------------
             NAME                          ADDRESS              NUMBER OF SHARES   PERCENT OF CLASS
             ----                          -------              ----------------   ----------------
Tommy C. Bussell                19 Villa Bend                        28,491             17.42%
                                Houston, TX 77069

Loyce Y. Bussell                19 Villa Bend                        12,692              7.76%
                                Houston, TX 77069

M. D. Bailey, Jr. and           10726 Candlewood                     12,000              7.34%
  Elizabeth Bailey              Houston, TX 77042
  TR UA DTD 12/15/98 Bailey
  1998 Trust Marion Bailey
  & Mallory Grace Bailey

Otheil J. Erlund, Jr.           Route 1, Box 35J                      9,606              5.87%
                                Comfort, TX 78031

David J. Beyer                  7703 Oakwood Lakes                   10,091              6.18%
                                Houston, TX 77095

Robert P. Hundley and           1724 Azteca                          15,601(1)           9.54%
  Jennye S. Hundley Joint       Ft. Worth, TX 76112
  Tenants

David J. McGilvray              8432 Davis Lane                      15,600              9.54%
                                Ft. Worth, TX 76180

Daniel C. McKee                 7600 Shady Grove Road                15,600              9.54%
                                Ft. Worth, TX 76180

(1) Includes 8,667 shares held jointly, as to which voting and investment power is shared. Also includes 6,934 shares held solely by Mr. Hundley, as to which he has sole voting power.

    All principal shareholders of the DQE Preferred Stock, Series A (Convertible) listed have sole voting and investment power except as noted.

AUDIT COMMITTEE REPORT

    Deloitte & Touche LLP, our independent auditor, has provided the Audit Committee with written assurance of its independence (as required by Independence Standards Board Standard No. 1). The Audit Committee also met with the independent auditor to review and discuss its independence and the matters required to be discussed by Statement on Auditing Standards No. 61.

    The Audit Committee has also reviewed and discussed the audited financial statements that appear in the 2000 Annual Report with management.

    Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2000 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                        Eric W. Springer, CHAIRMAN
                                        Daniel Berg
                                        Robert P. Bozzone
                                        Steven S. Rogers

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report discusses the compensation to DQE executives for service during the year 2000 only. Compensation for the year 2001 will be discussed in the Committee's report in the Proxy Statement to be mailed to stockholders in connection with the 2002 Annual Meeting.

    Compensation for senior management is approved by the Compensation Committee (which is comprised entirely of non-employee directors) and ratified by the Board of Directors based on the Committee's recommendations.

    On December 20, 1995, the Internal Revenue Service issued final regulations under Internal Revenue Code Section 162(m) limiting the deductibility of executive compensation for officers of public companies. DQE believes that all compensation paid by DQE and its subsidiaries in 2000 was fully tax deductible. It is the present intention of the Committee to seek to ensure that all compensation that is otherwise tax deductible will continue to be tax deductible. The Long-Term Incentive Plan is designed to allow the Committee, in its discretion, to grant stock options that comply with the final regulations. However, the Committee reserves the right to take whatever action with respect to senior management compensation that it deems appropriate and in the best interest of DQE and its stockholders.

    The primary objective of the Compensation Committee is to ensure that DQE's senior management compensation programs and strategies are designed and administered to attract, retain, and motivate the necessary and important talent required to achieve DQE's overall mission of creating and enhancing value for its stockholders, customers, and employees, as well as for the community in which it operates.

    Throughout the development and administration of DQE's strategic compensation plans, the Committee has adhered to a results-based approach by linking a significant percentage of total compensation to the creation of shareholder value and achievement of long-term strategic goals. The Committee has purposely placed an emphasis on the at-risk elements of compensation for the Chief Executive Officer and the other senior officers that responds in direction and magnitude to the results of DQE and the respective business units. DQE's awards under these incentive programs are tied to corporate and individual performance. The accomplishment of goals and objectives is at the center of the Committee's decision to make awards under these incentive programs and strengthens the relationship between stockholder interests and ultimate total compensation. The Committee exercises a degree of discretion in administering these incentive plans which the Committee believes encourages continual focus on building long-term stockholder value.

    An independent outside consultant with industry expertise has determined that a greater percentage of senior management's total compensation is variable and placed at risk, when benchmarked against a comparative panel of key utility companies of similar operating revenue size. All stock options are performance-based and are granted under the Long-Term Incentive Plan, which was approved by the stockholders.

    Periodically, the Committee reviews and determines base salary levels, annual incentive compensation, and long-term performance-based stock option vesting, based on competitive pay levels, individual performance and potential, and changes in duties and responsibilities.

    Base salaries are competitively benchmarked with the averages of comparative utility and general industry panels of companies of similar revenue and operating characteristics, reflecting the diversification of DQE's business operations. Some of the utility companies in the utility industry panel are also included in the Standard & Poor's Electric Companies Index used in the performance graph on page 13.

    In addition to the panel comparisons, the Committee considered results in the areas of customer service levels, cost-effective management, and operational performance (including, for example, system reliability) in determining whether a base salary increase, as well as annual or long-term awards, were granted in 2000. Messrs. O'Brien, Roque and Hubbell received base salary increases in 2000.

    If a predetermined corporate financial performance threshold is met, there is an opportunity for executives to earn annual cash and stock option performance awards by meeting short-term operating and financial goals. The threshold recommended by the Compensation Committee and approved by the Board of Directors for 2000 related to DQE's earnings per share. By achieving earnings of $2.96 per share, DQE exceeded the threshold in 2000. At the beginning of each year, individual objectives also are established for each officer and approved by the Compensation Committee. The Chief Executive Officer's performance is evaluated for annual and long-term awards on the basis of the overall performance of DQE, the performance of the other members of his management team and, as discussed in more detail below, his leadership in developing and implementing operating and strategic plans to further DQE's long-term corporate objectives. The Committee reviews individual results and the corporate performance with the full Board of Directors. The Board of Directors, upon the recommendation of the Compensation Committee, approves the number of annual performance awards granted to each officer based on the achievement of corporate and individual objectives.

    Specific individual annual objectives considered by the Committee in determining the annual performance compensation awards earned support one or more of five major corporate objectives, including maximizing long-term stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership within DQE and the community.

    In the aggregate, annual incentives ranged from twenty-five to sixty-three percent of base salary in 2000. The actual percentage of annual cash incentive awards varies, depending upon the degree to which performance objectives are met. See the Summary Compensation Table for the annual cash incentive compensation awards earned.

    The number of performance stock options awarded from the prior year's annual grants is determined by use of a cash incentive performance multiplier based on the amount of increase in earnings per share of DQE Common Stock. The Compensation Committee awarded annual performance options for 2000 in the amount of 24,006 to Mr. O'Brien, 23,618 to Mr. Roque, 15,385 to Mr. DeLeo, 6,944 to
Mr. Hubbell, and 67,478 to Mr. Marshall. Fifty percent of the annual stock options awarded for 2000 vested upon award, and there is a one year wait before the officer is vested in and able to exercise the remaining fifty percent.

    Long-Term Incentive Plan performance-based stock options awarded in 2000 were granted in 1997 under the provisions of a three-year plan approved and recommended by the Compensation Committee and approved by the Board of Directors. Three-year strategies were developed by each individual, and annual milestones designed to enhance the general well being of DQE were established by the Chief Executive Officer and approved by the Compensation Committee. The long-term strategies were designed to support the long-term corporate objectives of maximizing stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership within DQE and in the community. Through a performance-based award schedule, there is an opportunity to earn a percentage of the three-year grant annually. The award opportunity is for up to thirty percent of the total option grant in the first year, up to sixty percent in the second year, and up to one hundred percent in the third year. Each of Messrs. O'Brien, Roque, DeLeo, and Marshall earned the full amount granted by the end of the third year. Mr. Hubbell did not participate in the 1997-2000 plan.

    A full report on DQE's financial performance and 2000 achievements is included in the Annual Report to Shareholders, distributed in March.

                                        Robert P. Bozzone, CHAIRMAN
                                        Doreen E. Boyce
                                        Sigo Falk

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires DQE's directors and executive officers, and any persons who beneficially own more than ten percent of DQE's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish DQE with copies of all Section 16(a) forms they file.

    To DQE's knowledge, based solely on review of the copies of such reports furnished to DQE and written representations that no other reports were required, during the year ended December 31, 2000, all such Section 16(a) filing requirements were met except for an amendment to a Form 3 report made by James
E. Wilson, Vice President and Controller.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Dr. Boyce and Messrs. Bozzone and Falk. No member of the Compensation Committee was at any time during 2000 or at any other time an officer or employee of DQE.

    No executive officer of DQE served on the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of DQE's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

    The following graph represents a performance comparison of cumulative total return on DQE Common Stock as compared to the S&P Electric Companies and the S&P 500 Index for the period of five fiscal years commencing December 31, 1995 and ending on December 31, 2000, plus the first nine months of 2001.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                      DQE, S&P ELECTRICS AND S&P 500 INDEX
                        ASSUMES REINVESTMENT OF DIVIDEND

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  9/30/01
DQE             $100.00    $98.71   $124.99   $162.32   $133.20   $131.32   $81.46
S&P ELECTRICS   $100.00    $99.84   $126.04   $145.55   $117.36   $180.05  $158.54
S&P 500 INDEX   $100.00   $122.96   $163.98   $210.85   $255.21   $231.98  $184.67

COMPENSATION

    The following Summary Compensation Table sets forth certain information as to cash and noncash compensation earned and either paid to, or accrued for the benefit of, the following executive officers for service during the years 1998, 1999 and 2000: David D. Marshall (who served as Chairman, President and Chief Executive Officer throughout 2000 but retired from DQE effective September 14,
2001) and the four other highest-paid executive officers during 2000 (including Morgan K. O'Brien, who served as Chief Operating Officer in 2000, and was elected President and Chief Executive Officer effective September 14, 2001). This information is incorporated here by reference.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                        ------------------------------------
                                      ANNUAL COMPENSATION                        Awards      Payouts
           (a)               (b)         (c)        (d)        (e)         (f)           (g)          (h)         (i)
                                                              Other       Other       Securities
                                                              Annual    Restricted    Underlying               All Other
                                                             Compen-      Stock      Performance      LTIP      Compen-
        Name and                       Salary      Bonus      sation     Award(s)    Options/SARs   Payouts     sation
   Principal Position        Year        ($)       ($)(1)     ($)(2)       ($)          (#)(3)        ($)       ($)(4)

M. K. O'Brien                2000     262,500(5)  107,813     14,645         0          57,662         0         4,988
  President & Chief          1999       175,000    52,500     12,236         0               0         0         3,352
  Executive Officer          1998       133,333    40,000     28,542         0          33,450         0         2,533
  (Effective 09/14/01)

V. A. Roque                  2000       250,000   109,375     47,467         0          80,084         0         8,738
  Exec. Vice Pres.,          1999       225,000    67,500     95,163         0          18,264         0         9,058
  & President of             1998       195,833    58,749     20,053         0          48,143         0         2,352
  Duquesne Light Co.

W. J. DeLeo                  2000       190,000    71,250     35,080         0          82,345         0         8,671
  Vice Pres. - Corp.         1999       190,000    57,000     31,861         0          33,356         0         8,393
  Compliance &               1998       165,000    49,500     33,736         0          45,937         0         5,527
  Corp. Secretary

T. W. Hubbell                2000       149,133    37,284          0         0           9,000         0         4,450
  Vice President -           1999       144,459    48,408          0         0           2,000         0         4,311
  Info Technology            1998       136,593    45,398          0         0               0         0         2,021

D. D. Marshall               2000       500,000   312,500    103,683         0         183,323         0         5,031
  Former Chairman,           1999       500,000   248,600     30,294         0          63,490         0         4,783
  Pres. & CEO                1998       383,333   137,131     65,842         0         156,881         0         2,391
  (01/01/01-09/14/01)

(1) The amount of any bonus compensation is determined annually based upon the prior year's performance and either paid or deferred (via an eligible participant's prior election) in the following year. The amounts shown for each year are the awards earned in those years but established and paid or deferred in the subsequent years.

(2) Includes compensatory tax payments connected to the funding of non-qualified pension benefit accruals in 2000, 1999 and 1998 for Mr. O'Brien: $8,255, $5,321 and $21,684; Mr. Roque: $30,878, $78,189 and $0; Mr. DeLeo: $18,721,
    $14,715 and $14,374 and Mr. Marshall: $83,133, $10,302 and $42,842. Includes
    $6,000 car allowance for Messrs. O'Brien, Roque, DeLeo, and Marshall for each year. Includes compensatory tax payments and service fees paid in connection with investment counseling services of $11,989 for Mr. Roque in 1998; $9,106, $9,865 and $12,015 for Mr. DeLeo in 2000, 1999 and 1998; and
    $11,484 for Mr. Marshall in 1999.

(3) Includes total number of stock options granted during the fiscal year, with or without tandem SARs and stock-for-stock (reload) options on option exercises, as applicable, whether vested or not. See table titled Option/SAR Grants in Last Fiscal Year. Once granted, the stock options can be exercised only if they become awarded and vested. The award of options is based on Company and individual performance and achievement of specified goals and objectives over a specified award period. Some options are vested immediately upon award while others are subject to time-based vesting following the award date.

(4) Includes DQE matching contributions under the 401(k) Retirement Savings Plan for Management Employees in 2000, 1999 and 1998 for Mr. Roque: $3,988, $4,783 and $2,352; Mr. DeLeo: $5,061, $4,783 and $2,392; Mr. Hubbell:
    $4,450, $4,311 and $2,021; and Mr. Marshall: $5,031, $4,783 and $2,391.
    Includes amounts for accrued, unused vacation sold by the officer to DQE in 2000, 1999 and 1998 for Mr. O'Brien: $4,988, $3,325 and $2,533; and
    Mr. DeLeo: $3,610, $3,610 and $3,135. Includes vacation sold by Mr. Roque in 2000 and 1999: $4,750 and $4,275.

(5) Mr. O'Brien's base salary was increased to $300,000 effective with his appointment as Chief Operating Officer in July 2000.

SUPPLEMENTAL TABLES

    The following tables provide information with respect to options to purchase DQE Common Stock and tandem stock appreciation rights in 2000 under the DQE, Inc. Long-Term Incentive Plan. Mr. Marshall's option information changed with his retirement; please see "Employment Agreements" discussion on page 17.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
         (A)                (B)             (C)            (D)         (E)            (F)
                         NUMBER OF       % OF TOTAL
                         SECURITIES     OPTIONS/SARS    EXERCISE                     GRANT
                         UNDERLYING      GRANTED TO      OR BASE                     DATE
                        OPTIONS/SARS     EMPLOYEES        PRICE     EXPIRATION      PRESENT
         NAME           GRANTED (#)    IN FISCAL YEAR   ($/SH)(4)      DATE      VALUE ($)(5)*
         ----           ------------   --------------   ---------   ----------   -------------
M. K. O'Brien             1,500 (1)           .2         34.5208     01/01/10         6,879
                         21,863 (2)          3.4         46.3125     01/27/10       221,691
                          2,055 (3)           .3         47.3438     07/22/07        21,993
                         30,000 (1)          4.7           40.50     08/17/10       207,810
                          2,244 (3)           .3         39.9688     07/22/07        16,947

V. A. Roque               1,500 (1)           .2         34.5208     01/01/10         6,879
                         28,341 (2)          4.5         46.3125     01/27/10       287,378
                          5,799 (3)           .9         40.9375     11/01/04        49,483
                          3,974 (3)           .6         40.9375     03/28/05        33,934
                         30,000 (1)          4.7           40.50     08/17/10       207,810
                          9,000 (3)          1.4         33.0625     07/22/07        48,474
                          1,470 (3)           .2         33.9375     01/27/07         8,522

W. J. DeLeo              18,462 (2)          2.9         46.3125     01/27/10       187,206
                         10,785 (3)          1.7         41.0938     07/23/01        72,109
                         10,389 (3)          1.6         41.0938     08/30/04        88,972
                         22,500 (1)          3.5           40.50     08/17/10       155,858
                          8,204 (3)          1.3         33.9375     07/22/07        46,262
                          1,228 (3)           .1         33.9375     01/31/07         7,111
                         10,777 (3)          1.7         33.9375     01/26/08        58,756

T. W. Hubbell             4,000 (2)           .6         46.7188     03/13/10        41,516
                          5,000 (1)           .7           40.50     08/17/10        34,635

D. D. Marshall           80,973 (2)         12.8         46.3125     01/27/10       821,066
                          9,317 (3)          1.4         40.5625     07/23/01        61,650
                          4,579 (3)           .7         40.5625     02/19/02        33,060
                         15,565 (3)          2.4         40.5625     08/30/04       130,497
                         52,500 (1)          8.3           40.50     08/17/10       363,668
                          7,150 (3)          1.1         40.3438     07/22/07        54,783
                         13,239 (3)          2.1          32.875     07/22/07        70,246

* The actual value, if any, an executive may realize will depend on the difference between the actual stock price and the exercise price on the date the option is exercised. There is no assurance that the value ultimately realized by an executive, if any, will be at or near the value estimated.

(1) These grants represent performance stock options with dividend equivalents. Awards are made over a three-year period and are determined on the basis of individual achievement of strategic goals and objectives.

(2) These grants represent year 2000 performance stock-for-stock options with tandem stock appreciation rights and stock-for-stock (reload) options.

(3) These grants represent stock-for-stock (reload) options received upon exercise of stock options by the applicable officer electing to use previously owned DQE stock to exercise the options under the terms of the Plan. These reload options include tandem stock appreciation rights, dividend equivalent accounts, and stock-for-stock options.

(4) The exercise price of the options is the fair market value of DQE Common Stock on the date such options were granted. The exercise price may be payable in cash or previously owned shares of DQE Common Stock held for at least six months

(5) The grant date present value shown in column (f) gives the theoretical value of the options listed in column (b) on the grant dates using the Black-Scholes option pricing model, modified to account for the payment of dividends. The theoretical value of the option was calculated assuming an option life equal to the time period between the grant date and expiration date (i.e., from 1.2 to 10.0 years); a periodic risk-free rate of return equal to the yield of the U.S. Treasury note having a similar maturity date as the option expiration date, as reported by Bloomberg Financial Markets on the grant date (i.e., from 6.79% to 5.68%); an initial quarterly dividend immediately following the option grant date (i.e., $0.40), with an expected growth rate of 4.5% per year as estimated by "Value Line Ratings and Reports" for 2000; and an expected monthly stock price volatility as reported by Bloomberg Financial Markets over approximately the same length of time as the option life as of the month of the grant, (i.e., from 37.25% to 15.41%). No adjustments to the grant date present values have been made with respect to exercise restrictions, forfeiture, or early exercise.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

         (A)                 (B)          (C)               (D)                    (E)
                                                         NUMBER OF              VALUE OF
                          NUMBER OF                      SECURITIES            UNEXERCISED
                         SECURITIES                UNDERLYING UNEXERCISED     IN-THE-MONEY
                         UNDERLYING                   OPTIONS/SARS AT        OPTIONS/SARS AT
                          OPTIONS/       VALUE      FISCAL YEAR-END (#)      YEAR-END ($)(6)
                            SARS        REALIZED        EXERCISABLE/          EXERCISABLE/
         NAME           EXERCISED (#)    ($)(4)      UNEXERCISABLE (5)      UNEXERCISABLE (5)
         ----           -------------   --------   ----------------------   -----------------
M. K. O'Brien             11,321 (1)     77,478
                           5,500 (2)     68,846         28,306/54,107             6,890/-
                        ---------------------------------------------------------------------
V. A. Roque               21,062 (2)    103,054         92,114/68,811            87,874/-
                        ---------------------------------------------------------------------
W. J. DeLeo               44,277 (2)    230,477         92,592/40,962                 -/-
                        ---------------------------------------------------------------------
T. W. Hubbell              5,000 (3)    136,858           8,000/9,000            71,792/-
                        ---------------------------------------------------------------------
D. D. Marshall            51,886 (2)    273,027       185,743/153,862                 -/-
                        ---------------------------------------------------------------------

(1) Stock appreciation rights exercised for stock and cash.

(2) Stock options exercised for stock by tendering shares of previously owned DQE Common Stock.

(3) SAR exercised for cash.

(4) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the New York Stock Exchange on the date of exercise.

(5) The numbers set forth include options/SARs previously granted (including those granted in 2000) but not yet earned. The number to be earned will be based on individual performance and may be earned by the officer over future periods from one to three years as established with each option grant.

(6) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the New York Stock Exchange on December 31, 2000.

RETIREMENT PLAN

    Duquesne Light maintains tax-qualified and non-qualified defined benefit pension plans and arrangements that cover the named executive officers, among others. The following table illustrates the estimated annual straight-life annuity benefits payable at the normal retirement age of 65 to management employees in the specified earnings classifications and years of service shown:

                               PENSION PLAN TABLE

       HIGHEST
     CONSECUTIVE
      FIVE-YEAR                                         YEARS OF SERVICE
       AVERAGE          --------------------------------------------------------------------------------
    COMPENSATION           5          10          15          20          25          30          35
---------------------   --------   ---------   ---------   ---------   ---------   ---------   ---------
      $200,000          $17,000    $ 34,000    $ 51,000    $ 68,000    $ 84,000    $ 97,000    $107,000

      $300,000          $26,000    $ 52,000    $ 78,000    $104,000    $129,000    $149,000    $164,000

      $400,000          $35,000    $ 70,000    $105,000    $140,000    $174,000    $200,000    $220,000

      $500,000          $44,000    $ 88,000    $132,000    $176,000    $219,000    $252,000    $277,000

      $600,000          $53,000    $106,000    $158,000    $211,000    $264,000    $303,000    $333,000

    Compensation utilized for pension formula purposes includes salary and bonus reported in columns (c) and (d) of the Summary Compensation Table and stock option compensation prior to March 1, 1994. An employee who has at least five years of service has a vested interest in the retirement plan. Benefits are received by an employee upon retirement, which may be as early as age 55. Benefits are reduced by reason of retirement if commenced prior to age 60 or upon election of certain options under which benefits are payable to survivors upon the death of the employee. Pension amounts set forth in the above table reflect the integration with social security of the tax-qualified retirement plans. Retirement benefits are also subject to offset by other retirement plans under certain conditions.

    The current covered compensation and current years of credited service for Messrs. O'Brien, Roque, DeLeo, Hubbell and Marshall respectively, are $181,594 and 15.8; $265,700 and 12.3; $220,360 and 25.3; $159,640 and 22.8; and $545,432
and 23.7.

EMPLOYMENT AGREEMENTS

    DQE has stand-alone non-competition agreements with Messrs. O'Brien, Roque, DeLeo, Hubbell and Marshall. These agreements provide for non-disclosure of confidential information, non-competition in a specified geographic area, non-solicitation of customers and suppliers, among other provisions, for specified periods of time following termination of employment.

    Mr. Marshall had an employment agreement with DQE which provided, among other things, for an annual base salary of at least $500,000, and participation in compensation and other employee benefit plans of the Company, and would have expired at the end of December 2003. This agreement was terminated upon Mr. Marshall's retirement from DQE.

    Mr. Marshall and the Company have since entered into a separation agreement, pursuant to which he received a lump sum payment for all base salary, vacation pay and expense reimbursement accrued but not paid as of his date of termination, and will receive base salary continuation at his current rate through December 2003, plus, to the extent the performance criteria are met, a pro-rated portion of his bonus. Mr. Marshall received lump sum payments of $526,508 (the actuarial equivalent of the additional pension he would have accrued had his service for pension purposes continued through December 2003); $128,080 (covering the estimated cost of continued health insurance benefits until Medicare eligibility); $33,654 (in lieu of continued life and disability insurance coverage through December 2003); and $161,734 (to pay administrative costs and taxes on welfare benefits). He will also receive monthly payments through December 2003 of $20,833, representing one-twelfth of his target bonus. Mr. Marshall's stock-based awards became fully vested as of his termination date, and will remain exercisable for three years after such date. Mr. Marshall agreed, among other things, not to disclose confidential information about DQE and its affiliates; compete directly or indirectly with DQE or any of its affiliates in a specified geographic area; solicit the business of customers and suppliers of DQE; or induce any employee of DQE or its affiliates to leave his or her current employment, each for specified periods of time. The salary continuation and monthly bonus payments discussed above are each specifically subject to cancellation if, among other things, Mr. Marshall competes with or solicits the employees of DQE or any of its affiliates. Mr. Marshall also released DQE and its affiliates from liability for claims arising from and during his employment.

OTHER INFORMATION

    The Board of Directors does not intend to present any matters at the meeting other than those referred to, and at this date is unaware of anything that will be presented by other parties. Other matters that properly come before the meeting will be voted on by the persons named in the enclosed form of proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

    Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders in the year 2002, currently expected to be held in June 2002, and which the stockholder requests to be included in DQE's proxy statement and form of proxy for the Annual Meeting of Stockholders in the year 2002, as well as notice of any proposal a stockholder intends to raise at the meeting pursuant to an independent solicitation, must be received by DQE by December 27, 2001. Proposals received after that date cannot be submitted for action at the 2002 meeting. Requests must be in writing and directed to the Corporate Secretary of DQE, 400 Fairway Drive, Moon Township, PA 15108.

10-K

    IF YOU HOLD OR ARE A BENEFICIAL HOLDER OF DQE COMMON STOCK ON THE RECORD DATE FOR THE STOCKHOLDER'S MEETING, WE WILL SEND YOU, FREE UPON REQUEST, A COPY OF DQE'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR 2000. REQUESTS MUST BE MADE IN WRITING TO THE CORPORATE SECRETARY OF DQE, 400 FAIRWAY DRIVE, MOON TOWNSHIP, PA 15108.

    The Audited Financial Statements and the Notes to the Audited Financial Statements from DQE's 10-K are embodied in DQE's 2000 Annual Report, which was mailed to all stockholders prior to, or at the same time as, this proxy solicitation.

PROXY SOLICITATION

    This solicitation of proxies is made on behalf of the Board and the cost will be borne by DQE. In addition to the solicitation of proxies by mail, officers, directors and regular employees may solicit proxies in person or by telephone, electronic transmission or by facsimile transmission. DQE has engaged Georgeson Shareholder, 111 Commerce Road, Carlstadt, NJ 07072, to assist through similar means in the solicitation of brokers, nominees and other institutions. The anticipated cost is approximately $3,500 plus reimbursement of related expenses. DQE will also request brokerage firms and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names. DQE may reimburse them for reasonable out-of-pocket expenses.

                                        By Order of the Board of Directors
                                        William J. DeLeo
                                        VICE PRESIDENT--CORPORATE COMPLIANCE
                                        & CORPORATE SECRETARY

October 22, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing matters involving accounting and financial reporting, the systems of internal controls which management and the Board of Directors have established, and the audit process. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Company's independent accountants and internal auditing unit.

    - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing unit and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be composed of three or more Directors who shall be neither officers of the Company nor disqualified from serving on the Audit Committee by applicable rules or requirements of regulatory agencies or the New York Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Members of the Audit Committee shall be elected annually by the Board for one year terms commencing the month following the Annual Meeting. The Chairman of the Audit Committee shall be elected by the Audit Committee.

    Vacancies occurring in the Audit Committee shall be filled by election by the Board and any member of the Audit Committee may be removed by the Board.

III. MEETINGS

    The Audit Committee shall fix its own rules or procedures and shall meet as provided by such rules or at the call of the Chairman or any two members of the Audit Committee. A majority of the Audit Committee shall constitute a quorum. The principal duties and responsibilities of the Audit Committee are listed in Section IV.

    The Audit Committee shall meet at least twice each year and may hold such additional meetings as its members deem necessary to perform the duties and responsibilities set forth in Section IV. At such meetings, management, the independent public accountants, and the internal auditor may each have an opportunity to meet privately with members of the Audit Committee and may communicate directly with the Chairman of the Audit Committee at any time.

IV. DUTIES AND RESPONSIBILITIES

    The duties and responsibilities of the Audit Committee shall include:

    (a) Recommending to the Board the independent public accountants for the following year. The independent public accountants shall be responsible to the Board and the Audit Committee as representatives of the shareholders.

    (b) Reviewing the planned scope and fees of the audit and other services to be performed by the Company's independent public accountants. The Audit Committee should ensure that the independent public accountants submit on a periodic basis a formal written statement delineating all relationships between the independent public accountants and the Company, review and discuss with the independent public accountants all disclosed relationships or services that may impact the objectivity and independence of the accountants and recommend that the Board take appropriate action to satisfy itself of the accountants' independence.

    (c) Reviewing the results of the audit, the Company's annual financial statements and the related report of the independent public accountants, together with the Company's interim financial statements (as practicable) and confirm that the Company's interim financial statement included in quarterly reports on Form 10-Q have been reviewed by the independent public accountants. This review should consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Based upon review, the Audit Committee shall recommend to the Board whether the audited financial statements be included in the Company's annual report on Form 10-K and prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    (d) Evaluating the performance of the independent accountants and approving any proposed discharge of the independent accountants when circumstances warrant.

    (e) Reviewing with Company management, internal auditors and the independent public accountants, the adequacy of the Company's system of internal accounting control, including computerized information system controls and security. This review shall include significant findings and recommendations.

    (f)  Reviewing the planned scope and results of the internal audit function.

    (g) Monitoring compliance with the Company's Standards of Ethical Business Conduct policy.

    (h) Reviewing, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

    (i) Reviewing and reassessing the adequacy of this Charter periodically, at least annually, as conditions dictate.

    (j) Reporting on the above matters to the Board, together with the Audit Committee's recommendations as to any needed Board action.

    The Audit Committee shall perform such additional duties and have such additional responsibilities as the Board may determine, and the Company shall make adequate resources available to it to discharge its responsibilities.

    While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

V.  COMPENSATION

    The compensation of members of the Audit Committee shall be set by the Board. Members of the Audit Committee shall be reimbursed for all reasonable expenses incurred in attending its meetings.

                                 TICKET REQUEST

      An admittance ticket will be sent to a stockholder whose request is received by December 6, 2001. Stockholders without tickets will need to register at the meeting.

RETURN WITH FORM OF PROXY OR MAIL TO:

                  William J. DeLeo
                  Vice President-Corporate Compliance
                   & Corporate Secretary
                  DQE
                  400 Fairway Drive
                  Moon Township, PA 15108

                   DO NOT RETURN THIS FORM UNLESS YOU PLAN TO
                           ATTEND THE ANNUAL MEETING.

                       D             Cut here          D
--------------------------------------------------------------------------------

I (We) will attend the Annual Meeting of Stockholders on December 20, 2001 at 10:00 a.m. at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, PA 15233.

       NOTE: IF YOU ARE NOT A STOCKHOLDER OF RECORD OR 401(K) PARTICIPANT,
PLEASE
             SEND PROOF OF OWNERSHIP IF REQUESTING A TICKET.

                                  PLEASE PRINT

ACCOUNT NO.:
NAME:
ADDRESS:
PHONE:                ( )

                             YOUR VOTE IS IMPORTANT
                             ----------------------

        Please consider voting by Phone or Internet ~ it will
                       enable the Company to SAVE MONEY.

                     (SEE INSTRUCTIONS ON YOUR PROXY CARD.)

TO VOTE BY PHONE CALL:
---------------------

                                 1-888-216-1298

                                       OR

TO VOTE BY INTERNET:
--------------------

                        https://www.proxyvotenow.com/dqe
                        --------------------------------

                                       OR

TO VOTE BY MAIL:
----------------

                    Mark, Sign, Date & Return your Proxy Card

                  DO NOT RETURN YOUR PROXY CARD IF YOU VOTE BY
                  ------------------------------
                                PHONE OR INTERNET

                               Please Vote Today!

[DQE LOGO]       ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 20, 2001

DQE's Annual Meeting of Stockholders will be held on Thursday, December 20, 2001 at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, Pennsylvania 15233 at 10:00 a.m.

The lower portion of this form is your PROXY CARD. EACH PROPOSAL IS FULLY EXPLAINED IN THE "NOTICE OF 2001 ANNUAL MEETING AND PROXY STATEMENT." If you will attend the Annual Meeting, please complete and return the ticket request form found at the end of the proxy statement. A TICKET WILL BE NEEDED FOR ADMITTANCE TO THE MEETING.

You may vote by internet or telephone 24 hours a day, 7 days a week. The internet and telephone voting facilities will close at 12:01 a.m. EST on December 15, 2001.

TOUCH-TONE TELEPHONE:                            INTERNET:                                   MAIL:
---------------------                            ---------                                   -----
1-888-216-1298                              https://www.proxyvotenow.com/dqe
Call the toll-free number at anytime           Go to the website                             Mark, Sign, Date and Return the
Enter the numeric control number located       Enter the numeric control number located         completed Proxy Card in the
  on the Proxy Card                              on the Proxy Card                              enclosed envelope
Follow the simple instructions                 Follow the simple instructions

If you vote by telephone or internet, do not return the printed proxy card.

                                                        - DETACH HERE -
------------------------------------------------------------------------------------------------------------------------------------
            |
            |                 DIRECTORS RECOMMEND A VOTE
            |                   "FOR" BOTH PROPOSALS.                       PROXY                                        H
            |                 --------------------------                                                   ----------------
            |                                                                                           X  |XXXXXXX       |
            | 1. ELECTION OF DIRECTORS: (TO WITHHOLD AUTHORITY TO VOTE                                     |              |
            |    FOR ANY INDIVIDUAL NOMINEE, STIKE A LINE THROUGH THE                                      ----------------
            |    NOMINEE'S NAME LISTED BELOW.)                                                              CONTROL NUMBER
PLEASE      |
            |    |_| FOR ALL NOMINEES           |_| WITHOLD AUTHORITY
            |     (except those crossed out)         (all nominees)
VOTE        |
            |         (01) Doreen E. Boyce
            |         (02) Morgan K. O'Brien
TODAY       |
            | 2. RATIFICATION OF AUDITORS
            |    Deloitte & Touche LLP
DETACH HERE |
            |    |_| FOR       |_| AGAINST      |_| ABSTAIN                 -------------------------------     --------------------
            |                                                                         SIGNATURE                      SIGNATURE
            |
            |
            |                                                               ------------------ STOCKHOLDER(S) SIGNATURE(S) SHOULD
            |                                                                      DATE        CORRESPOND TO THE NAME(S) APPEARING
            |                                                                                  ON THIS PROXY. PLEASE GIVE FULL
            |                                                                                  TITLE IF SIGNING IN A REPRESENTATIVE
            |                                                                                  CAPACITY.

[DQE LOGO]   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 20, 2001
Box 68
Pittsburgh, PA 15230-0068


         Morgan K. O'Brien and Victor A. Roque, or either of them, are hereby appointed Proxy or Proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof at the Annual Meeting of Stockholders of DQE to be held on December 20, 2001 and at any adjournments or postponements thereof as directed on the reverse side hereof and in his or their discretion to act upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE FOR A SUBSTITUTE NOMINEE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN THE COMPLETED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.